UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 7, 2024

GYRODYNE, LLC

(Exact name of Registrant as Specified in its Charter)

New York	001-37547	46-3838291
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD
SUITE 24
ST. JAMES, New York 11780

(Address of principal executive
offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,
including area code
N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Limited Liability Company Interests	GYRO	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

Gary Fitlin, President, Chief Executive Officer, Chief Financial Officer and Treasurer of Gyrodyne, LLC (the “Company”), presented remarks at the Company’s 2024 Annual Shareholders Meeting held on October 7, 2024 (the “2024 Annual Meeting”). The text of Mr. Fitlin’s remarks is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1 and Exhibit 99.2 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01.	Exhibits

(d) Exhibit:

99.1	President, CEO, CFO and Treasurer Remarks
99.2	Pro Forma Reconciliation to Net Asset Value
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE, LLC

Date: October 7, 2024	By:	/s/ Gary Fitlin
	Name:	Gary Fitlin
	Title:	President, Chief Executive Officer, Chief Financial Officer and Treasurer